UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HOME BANCORP WISCONSIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 15, 2016

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Home Bancorp Wisconsin, Inc. The Annual Meeting will be held at the Crowne Plaza Madison located at 4402 East Washington Avenue, Madison, Wisconsin 53704 on February 23, 2016, at 2:00 p.m., local time.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of Home Bancorp Wisconsin, Inc. Also enclosed for your review is our 2015 Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting consists of (i) the election of two directors and (ii) the ratification of the appointment of Wipfli LLP as independent registered public accounting firm for the year ending September 30, 2016. The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Home Bancorp Wisconsin, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. You may also vote by internet or by telephone using the instructions provided on the enclosed proxy card. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2015 Annual Report to Stockholders are available at www.envisionreports.com/HWIS.

Sincerely,

James R. Bradley President and Chief Executive Officer

Home Bancorp Wisconsin, Inc.

3762 East Washington Avenue

Madison, Wisconsin 53704

(608) 282-6000

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On February 23, 2016

Notice is hereby given that the Annual Meeting of Stockholders of Home Bancorp Wisconsin, Inc. (the “Annual Meeting”) will be held at the Crowne Plaza Madison located at 4402 East Washington Avenue, Madison, Wisconsin 53704 on February 23, 2016, at 2:00 p.m., local time.

A Proxy Card and Proxy Statement for the Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and acting upon:

1.	the election of two directors;

2.	the ratification of the appointment of Wipfli LLP as independent registered public accounting firm for the fiscal year ending September 30, 2016; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 31, 2015 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF HOME BANCORP WISCONSIN, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Deborah Fox-Schroeder Corporate Secretary

Madison, Wisconsin

January 15, 2016

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND HOME BANCORP WISCONSIN, INC.’S 2015 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT www.envisionreports.com/HWIS.

PROXY STATEMENT

Home Bancorp Wisconsin, Inc.

3762 East Washington Avenue

Madison, Wisconsin 53704

(608) 282-6000

ANNUAL MEETING OF STOCKHOLDERS

February 23, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Home Bancorp Wisconsin, Inc. to be used at the Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Crowne Plaza Madison located at 4402 East Washington Avenue, Madison, Wisconsin 53704 on February 23, 2016, at 2:00 p.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 15, 2016.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Home Bancorp Wisconsin, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Wipfli, LLP as our independent registered public accountants for the fiscal year ending September 30, 2016.

Proxies may be revoked by sending written notice of revocation to the Secretary of Home Bancorp Wisconsin, Inc. at the address shown above, or by filing a duly executed proxy bearing a later date or by following the internet or telephone instructions on the enclosed proxy card or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Home Bancorp Wisconsin, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on December 31, 2015 are entitled to one vote for each share then held. As of December 31, 2015, there were 899,190 shares of common stock issued and outstanding.

Stock Ownership

The following table sets forth, as of December 31, 2015, the shares of common stock that may be considered to be beneficially owned by our directors, named executive officer listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. The mailing address for each of our directors and executive officers is 3762 East Washington Avenue, Madison, Wisconsin 53704. The table also sets forth the stock ownership of each person who was known to us as the beneficial owner of more than 5% of our outstanding shares of common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed as owned by our directors and named executive officer are pledged as security, and each of such individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based upon 899,190 shares of common stock issued and outstanding as of December 31, 2015.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1), (2)		Percent of Shares of Common Stock Outstanding

Five Percent Stockholders

Home Savings Bank Employee Stock Ownership Plan Trust (1) Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company 1013 Centre Road 3rd Floor Wilmington, Delaware 19805	71,935		8.0

Directors and Named Executive Officers

James R. Bradley, Chairman of the Board, President and Chief Executive Officer	10,255	(2)	1.1
George E. Austin, Director	7,500	(3)		*
Mark P. Finster, Director	2,500			*
Lynn K. Hobbie, Director	2,500			*
Richard M. Lynch, Director	10,000	(4)	1.1
Matt Rosenthal, Senior Vice President of Commercial Banking	1,233	(5)		*

All directors and executive officers as a group (9 persons)	41,883		4.7%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)	Includes 7,500 shares held in the Home Savings Bank 401(k) Plan, 255 shares held in the Home Savings Bank Employee Stock Ownership Plan, and 2,500 shares held by an IRA for the benefit of Mr. Bradley’s spouse.
(3)	Shares held by an IRA for the benefit of Mr. Austin.
(4)	Includes 5,000 held by Mr. Lynch’s spouse.
(5)	Shares are held by an IRA for the benefit of Mr. Rosenthal and 233 shares held in the Home Savings Bank Employee Stock Ownership Plan.

Quorum

The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Limitations on Voting

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Method of Counting Votes

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, without regard to broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of Wipfli LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2016.

In the event that at the time of the Annual Meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Participants in the ESOP and 401(k) Plan

Participants in the Home Savings Bank Employee Stock Ownership Plan (the “ESOP”) and persons who hold Home Bancorp Wisconsin, Inc. common stock through the Home Savings Bank 401(k) Plan (the “401(k) Plan”) will receive a vote authorization form for each of the plans that reflect all shares the participant may direct the trustees to vote on his or her behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The ESOP trustee will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Home Bancorp Wisconsin, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP and/or 401(k) Plan Vote Authorization Form is Tuesday, February 16, 2016, at 5:00 p.m. local time. The deadline for submitting telephonic or internet vote authorizations is 5:00 p.m. local time.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of five members. Our Bylaws provide that directors are divided into three classes, with one class of directors elected annually. Our directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and qualified. Two directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of George E. Austin and Richard M. Lynch to serve as director for a three-year term. Messrs. Austin and Lynch are currently directors of Home Bancorp Wisconsin, Inc. Messrs. Austin and Lynch have agreed to serve, if elected, and have consented to being named in this Proxy Statement.

The table below sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Annual Meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Name	Position(s) Held With Home Bancorp Wisconsin, Inc. and/or Home Savings Bank	Age(1)	Director Since(2)	Current Term Expires
NOMINEES
George E. Austin	Director	63	1997	2016
Richard M. Lynch	Director	63	2003	2016
CONTINUING DIRECTORS
James R. Bradley	Chairman of the Board, President and Chief Executive Officer	62	1985	2017
Mark P. Finster	Director	66	1989	2015
Lynn K. Hobbie	Director	57	2002	2017
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Mark A Fritz	Senior Vice President and Chief Financial Officer	55	N/A	N/A
Matt Rosenthal	Senior Vice President of Commercial Banking(3)	46	N/A	N/A
Dana Gainer	Vice President of Retail Banking(3)	47	N/A	N/A
Joseph H. Marty	Vice President of Lending(3)	52	N/A	N/A

(1)	As of September 30, 2015.
(2)	Includes service with Home Savings Bank and Home Bancorp Wisconsin, Inc.
(3)	Position with Home Savings Bank only.

The biographies of each of the nominees, continuing board members and executive officers are set forth below. With respect to directors and nominees, the biographies also contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director. Each director of Home Bancorp Wisconsin, Inc. is also a director of Home Savings Bank.

Director Nominees

George E. Austin. Mr. Austin holds three degrees (BBA and MS in business and MA in public policy and administration from the University of Wisconsin-Madison). He served as the director of planning and development for the City of Madison and the executive director of the Community Development Authority of the City of Madison for 15 years. He was the City’s project manager on the construction of the Frank Lloyd Wright designed Monona Terrace Convention Center. Mr. Austin left his position with the City to become the president of the Overture Foundation and lead the construction of the $220 million Overture Center performing arts center in downtown Madison. Recently Mr. Austin also served as the project manager for the construction of the Wisconsin Institutes of Discovery/Morgridge Institute for Research, a $210 million interdisciplinary research center on the University Wisconsin–Madison campus. As owner and president of AVA Civic Enterprises, Inc., Mr. Austin has also served as a consultant for the City of Madison and the Madison Region Economic Partnership—the regional economic development entity, and several private foundations. He has also served on the boards of Downtown Madison Inc. and the Greater Madison Chamber of Commerce. Mr. Austin brings the board a unique insight into planning and development issues in Home Savings Bank’s market and extensive experience in the financing of public/private real estate development projects.

Richard M. Lynch. Mr. Lynch is Chairman of J. H. Findorff & Son Inc., one of Wisconsin’s leading builders. With offices in Madison and Milwaukee, J. H. Findorff & Son Inc. employs approximately 600 construction professionals and tradespeople, and completes over $475 million in construction annually. Mr. Lynch has had preconstruction and project management responsibilities for many of the firm’s most notable projects including the Monona Terrace Convention Center in Madison. Mr. Lynch has served on the boards of many civic organizations including Downtown Madison Inc, Greater Madison Chamber of Commerce, Madison Community Foundation, United Way of Dane County, American Family Children’s Hospital Advisory Board, and Meriter Hospital. Mr. Lynch provides the board extensive business experience and a unique understanding of the construction industry as well as an outstanding history of community involvement in Home Savings Bank’s market.

Directors Continuing in Office

James R. Bradley. Mr. Bradley has served as President and Chief Executive Officer of Home Savings Bank since 1985, and has been Chairman of the Board since 1987. Mr. Bradley joined Home Savings Bank in 1975 following his graduation from University Wisconsin–Madison with a Bachelor of Business Administration degree and majors in real estate and finance. He has served as a mortgage loan officer, branch manager, and led Home Savings Bank’s secondary mortgage market efforts before being named president. Mr. Bradley has served as chairman of the board for many local organizations including Downtown Madison, Inc., Madison Children’s Museum, and the South Central Wisconsin Housing Foundation. He currently serves on the boards of the Greater Madison Visitors and Convention Bureau, Madison Community Foundation, Sustain Dane, and the Center for Resilient Cities. He is a past president of the National W Club, and has been the race director of the Crazylegs Classic for over 20 years. Mr. Bradley provides the board extensive experience in the banking industry and a unique understanding of Home Savings Bank’s banking market.

Mark P. Finster. Professor Finster is a faculty member in the Graduate School of Business and the College of Engineering at the University of Wisconsin-Madison, and a contributing member in the Gaylord Nelson Institute for Environmental Studies, the Energy Institute, the Center for Quality and Productivity Improvement, the Consortium for Global Electronic Commerce, and the Center for Quick-Response Manufacturing. He also serves on the executive boards of the Center for Operations and Technology Management, the Global Studies Program and the Manufacturing Systems Engineering Program. Professor Finster received his Ph.D. from the University of Michigan and has served as a professor at Cornell and Johns Hopkins Universities. Mr. Finster provides a deep understanding of the organizational strategies and performance management approaches of businesses, as well as a valuable connection to the University of Wisconsin-Madison, a major employer in Home Savings Bank’s market area.

Lynn K. Hobbie. Ms. Hobbie is a Senior Vice President at Madison Gas and Electric Company, an investor-owned utility in Wisconsin that serves the Madison and Dane County communities. Her responsibilities include marketing, energy products and services, corporate communications, economic development, residential, business and community services, and web services. Ms. Hobbie has worked at Madison Gas and Electric Company for 30 years. She has an undergraduate degree in History and a Masters of Science degree in Land Resources, Energy Policy and Analysis program, both from the University of Wisconsin-Madison. Ms. Hobbie’s current board service includes the Board of Directors for 1000 Friends of Wisconsin, the Wisconsin Statewide Energy Efficiency and Renewables Administration and she is a member of the City of Madison’s Sustainable Transportation Master Plan Committee. She has served previously on the Board of Directors for the Wisconsin Public Utilities Institute and the Energy Center of Wisconsin. Ms. Hobbie brings the board extensive business experience as well as an outstanding history of community involvement in Home Savings Bank’s market.

Executive Officers Who Are Not Directors

Mark A. Fritz. Mr. Fritz joined Home Savings Bank as Senior Vice President and Chief Financial Officer in 2001. Mr. Fritz has over 25 years of experience in bank financial management with a diverse group of banks including State National Bank in Evanston, Illinois, Jefferson County Bank in Fort Atkinson, Wisconsin, Bank One in Madison, Wisconsin, and McFarland State Bank in McFarland, Wisconsin. He has received a BBA and an MBA in the areas of accounting, finance, investments, and banking, both from the University of Wisconsin-Madison.

Matt Rosenthal. Mr. Rosenthal joined Home Savings Bank as Senior Vice President of Commercial Banking in April 2013. He has over 10 years of banking experience, including 8 years with Summit Credit Union, Madison, Wisconsin, where he was employed from September 2005 until being hired by Home Savings Bank and he most recently served as Vice President of Business Services. He has also served as Branch Manager for a U.S. Bank branch located in Illinois. Mr. Rosenthal earned his MBA from the University of Dubuque and has taught marketing at Loras College.

Dana Gainer. Ms. Gainer joined Home Savings Bank in 2013 as Vice President of Retail Banking. Ms. Gainer has more than 20 years of experience at community, regional and national banks in Milwaukee, Waukesha, and Dane counties. Prior to joining the bank she served as a vice president in retail banking at Associated Bank in Brookfield, Wisconsin beginning in 2008, and as a vice president in retail banking at PNC Bank in West Allis and Waukesha, Wisconsin beginning in 2011. Her responsibilities at the Bank include direction of branch managers, universal bankers and deposit operations staff.

Joseph Marty. Mr. Marty joined Home Savings Bank in September 2014 as Vice President of Lending. Mr. Marty has more than 25 years of banking experience in the Dane County market, including 9 years with M&I Bank and 4 years with Wells Fargo Home Mortgage. He earned his Bachelor’s degree from the University of Wisconsin-Madison and an MBA in finance and marketing from Edgewood College.

Board and Committee Independence

Although Home Bancorp Wisconsin, Inc. is not listed on the Nasdaq Stock Market (“Nasdaq”), the Board of Directors has chosen to apply the director independence rules of Nasdaq when determining whether Home Bancorp Wisconsin, Inc.’s directors are independent. The Board of Directors has determined that each of our directors, with the exception of director James Bradley, is “independent” as defined in the Nasdaq rules. Director Bradley is not independent because he is an executive officer of Home Bancorp Wisconsin, Inc.

In determining the independence of the directors listed above, the Board of Directors reviewed accounts that directors and their affiliates had with Home Savings Bank that were not required to be reported under “—Transactions With Certain Related Persons”.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by James R. Bradley, who is also our Chief Executive Officer. We believe our governance structure is appropriate given the size and relatively non-complex operating philosophy of our organization. In addition, we have never engaged in a transaction with any affiliate of Mr. Bradley. As Chief Executive Officer and President of Home Savings Bank, and having been employed by Home Savings Bank in various roles for his entire 40 year career, Mr. Bradley is well positioned to understand the challenges faced by our organization. As a result, he can set our strategic direction and also set the agenda of the Board of Directors. We understand the risk that an inside Chairman could theoretically manage the Board of Directors’ agenda to limit the consideration of important issues relating to management.

The Board of Directors is actively involved in oversight of risks that could affect Home Bancorp Wisconsin, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within Home Bancorp Wisconsin, Inc. as well as through internal and external audits. Risks relating to the direct operations of Home Savings Bank are further overseen by the Board of Directors of Home Savings Bank, who are the same individuals who serve on the Board of Directors of Home Bancorp Wisconsin, Inc. The Board of Directors of Home Savings Bank also has additional committees that conduct risk oversight separate from Home Bancorp Wisconsin, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended September 30, 2015, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. A copy of the Code of Ethics for Senior Officers can be found in the “About Us—Investor Relations—Charters and Policies—Code of Ethics for Senior Officers” section of the Company’s website, www.home-savings.com.

Attendance at Annual Meetings of Stockholders

Home Bancorp Wisconsin, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All directors of Home Bancorp Wisconsin, Inc. attended the 2015 annual meeting of stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Home Bancorp Wisconsin, Inc., 3762 East Washington Avenue, Madison, Wisconsin 53704, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Secretary may attempt to handle an inquiry directly or forward a communication for response by the director or directors to whom it is addressed. The Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Home Bancorp Wisconsin, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of Nasdaq) meet in executive sessions. The standing committees of the Board of Directors of Home Bancorp Wisconsin, Inc. are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors held twelve regular meetings, one special meeting and one annual meeting during the year ended September 30, 2015. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee is comprised of Directors Austin, Finster, Hobbie and Lynch, each of whom is “independent” in accordance with applicable SEC rules and Nasdaq listing standards. The Audit Committee does not have an audit committee financial expert as defined under the rules of the Securities and Exchange Commission. The Audit Committee has not designated an audit committee financial expert because none of the “independent directors,” while financially literate, meet the more stringent requirements necessary for designation as the financial expert. The Audit Committee also serves as the audit committee of the Board of Directors of Home Savings Bank. Each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has overseen and assessed the finances and financial reporting of various businesses that they own or with which they have been employed.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our Internet website at www.home-savings.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Home Bancorp Wisconsin, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met nine times during the year ended September 30, 2015.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of Directors Austin, Finster, Hobbie and Lynch, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter which is available on our Internet website at www.home-savings.com. The Nominating and Corporate Governance Committee met one time during the year ended September 30, 2015.

The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee. Stockholders who wish to recommend a nominee must write to the Company’s Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	The name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

To be timely, the submission of a candidate for Director by a stockholder must be received by the Secretary at least 180 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Home Bancorp Wisconsin, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee, may solicit suggestions for director candidates from all board members and may engage in other search activities.

In accordance with our Bylaws, a person is not eligible for election or appointment to the Board of Directors: (a) if a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (b) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; (c) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (d) other than the initial directors appointed in connection with the formation of Home Bancorp Wisconsin, Inc., if such person did not, at the time of his first election or appointment to the Board of Directors, maintain his principal residence within ten miles of an office of Home Bancorp Wisconsin, Inc. or any subsidiary thereof for a period of at least one year prior to the date of his purported election or appointment to the Board of Directors. No person may serve on the Board of Directors if such person (a) is at the same time, a director, officer, employee or 10% or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than a subsidiary of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its subsidiaries, (b) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy, and confirm in writing his qualifications hereunder, (c) is a party to any agreement or understanding with a party other than Home Bancorp Wisconsin, Inc. or a subsidiary that (x) provides him with material benefits which are tied to or contingent on the Corporation entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (y) materially limits his voting discretion with respect to the fundamental strategic direction of Home Bancorp Wisconsin, Inc., or (z) materially impairs his ability to discharge his fiduciary duties with respect to the fundamental strategic direction of Home Bancorp Wisconsin, Inc., or (d) has lost more than one election for service as a director of Home Bancorp Wisconsin, Inc. No person may serve on the Board of Directors who is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n), of a company the directors, partners, trustees or 10% stockholders of which would not be eligible for election or appointment to the Board of Directors under the foregoing restrictions. The Board of Directors shall have the power to construe and apply the foregoing provisions and to make all determinations necessary or desirable to implement such provisions.

Compensation Committee. The Compensation Committee is comprised of Directors Austin, Finster, Hobbie and Lynch, each of whom is independent in accordance with applicable SEC rules and Nasdaq listing standards. No member of the Compensation Committee is a current or former officer or employee of Home Bancorp Wisconsin, Inc. or Home Savings Bank. The Compensation Committee also serves as the compensation committee of the Board of Directors of Home Savings Bank. The Compensation Committee met five times during the year ended September 30, 2015.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommend to the entire Board of Directors) the compensation of the Chief Executive Officer and the other senior executive officers. No executive officer who is also a director participates with respect to decisions on his compensation. The Compensation Committee also administers the Home Bancorp Wisconsin, Inc. 2015 Equity Incentive Plan. During the fiscal year ended September 30, 2015, the Compensation Committee did not engage any compensation consultants to assist it in making compensation related decisions.

The Compensation Committee operates under a written charter which is available on our Internet website at www.home-savings.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that not only compensates senior management but also aligns the interests of senior management with those of our stockholders.

Our goal is to determine appropriate compensation levels that will enable us to meet the following objectives:

•	to attract, retain and motivate an experienced, competent executive management team;

•	to reward the executive management team for the enhancement of stockholder value based on our annual earnings performance and the market price of our stock;

•	to provide compensation rewards that are adequately balanced between short-term and long-term performance goals;

•	to encourage ownership of our common stock through stock-based compensation to all levels of management; and

•	to maintain compensation levels that are competitive with other financial institutions, particularly those in our peer group based on asset size and market area.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Home Bancorp Wisconsin, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in Home Bancorp Wisconsin, Inc.’s market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for our executive officers. In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level, ability and the knowledge of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended September 30, 2015;

•	We have discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16; and

•	We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2015 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Home Bancorp Wisconsin, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

George E. Austin, Chair

Mark P. Finster

Lynn K. Hobbie

Richard M. Lynch

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Home Savings Bank, to their executive officers and directors in compliance with federal banking regulations.

Home Savings Bank maintains a program under which it offers its employees, including its executive officers, a reduced closing cost on the purchase of a new primary residence. However, none of the executive officers of Home Savings Bank have participated in this program. Home Savings Bank also maintains a program under which it offers its employees, including its executive officers, a reduced interest rate on the refinance of a loan for a primary residence. Home Savings Bank generally sets the rate on a refinanced loan so that Home Savings Bank will receive a fee of 1.2% of the amount of the loan upon sale of the loan to the secondary market. Under the employee program, Home Savings Bank sets the rate of the refinanced loan so that Home Savings Bank will receive a fee of 1.0% of the amount of the loan upon sale to the secondary market. Although three of our executive officers have refinanced loans on their primary residence under this program, all of such loans were sold to the secondary market within 45 days of closing. Accordingly, none of these loans are held in Home Savings Bank’s portfolio.

At September 30, 2015, other than the employee loan programs described above, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Home Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at September 30, 2015, and were made in compliance with federal banking regulations.

Executive Officer Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, James R. Bradley, and our Senior Vice President of Commercial Banking, Matt Rosenthal, for the years ended September 30, 2015 and 2014. No other executive officer received total compensation of more than $100,000 for the years ended September 30, 2015 and 2014. The individuals listed in the table below are referred to as named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation(1) ($)	Total ($)
James R. Bradley	2015	129,488	150	9,006	138,644
President and Chief Executive Officer	2014	126,243	—	9,006	135,249

Matt Rosenthal	2015	109,872	6,650	306	116,828
Senior Vice President of Commercial Banking	2014	106,725	7,875	280	114,800

(1)	For 2015, consists of life insurance premiums in the amount of $306 and $8,700 in fees paid to Mr. Bradley for his service on the Board of Directors and life insurance premiums in the amount of $306 for Mr. Rosenthal.

Employment Agreements. Home Bancorp Wisconsin, Inc. and Home Savings Bank entered into an employment agreement with James R. Bradley, our President and Chief Executive Officer. Our continued success depends to a significant degree on the skills and competence of Mr. Bradley and the employment agreement is intended to ensure that we maintain a stable management base.

Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew. The current base salary for Mr. Bradley is $132,398. In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, if any, and other fringe benefit plans, if any, applicable to executive employees. The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event of the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (i) a material change in the nature or scope of the executive’s authority resulting in a reduction of the responsibility, scope, or importance of executive’s position, (ii) a failure to elect or reelect or the failure to appoint or reappoint the executive as President and Chief Executive Officer, (iii) relocation of executive’s office to a location that is not within Dane County, Wisconsin, (iv) a material reduction in the benefits or perquisites, including base salary, paid to the executive unless such reduction is employer-wide, (v) a liquidation or dissolution of Home Savings Bank, or (vi) a material breach of the employment agreement by Home Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement. For this purpose, bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years. In addition, the executive would be entitled to receive a lump sum cash payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Home Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period. Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment if the executive is a “key employee” under IRS rules. In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement.

In the event of a change in control of Home Savings Bank or Home Bancorp Wisconsin, Inc., followed by executive’s involuntary termination or resignation for one of the reasons set forth above within eighteen (18) months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to three (3) times the sum of (i) the executive’s highest annual rate of base salary paid at any time under the agreement and (ii) the highest bonus paid to the executive with respect to the three completed fiscal years prior to the change in control. In addition, the executive would be entitled to receive a lump sum cash payment equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Home Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period. Also, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to the full-time employment of the successor bank; (ii) executive’s full-time employment by another employer; (iii) the date executive attains age sixty-five (65); or (iv) executive’s death. In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under the employment agreement, if an executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Home Savings Bank. To the extent disability benefits are less than the executive’s base salary, Home Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s base salary for one year following the termination of employment due to disability. Mr. Bradley will also be entitled to the continuation of non-taxable medical and dental coverage substantially comparable to the coverage maintained prior to termination of employment due to disability (except to the extent such coverage is changed for all employees) until the earlier of (i) the date executive returns to the full-time employment of the Bank; (ii) executive’s full-time employment by another employer; (iii) the date executive attains age sixty-five (65); or (iv) executive’s death. In the event of the executive’s death, the executive’s family will be entitled to continued non-taxable medical, dental and other insurance benefits normally provided for executive’s family for twelve months following executive’s death, with the family member paying the employee share of the co-pay percentages.

Upon retirement at age 65 or in accordance with any retirement policy established by the Board of Directors and agreed to by the executive, the executive will be entitled to benefits under such retirement policy and other plans to which he is a party but shall not be entitled to any benefit payments specifically as a result of the employment agreement.

Upon termination of the executive’s employment (other than a termination in connection with a change in control), the executive shall be subject to certain restrictions on his ability to compete, or to solicit business or employees of Home Savings Bank and Home Bancorp Wisconsin, Inc. for a period of one year following termination of employment.

Home Savings Bank also entered into a substantially similar employment agreement with another officer. The employment agreements provide that, notwithstanding anything contained in such agreements, any payments to the executives by the Bank or the Company, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

Salary Continuation Agreement. Home Savings Bank entered into an amended salary continuation agreement with James R. Bradley in 2008, which was originally entered into in 2003. The agreement provides that Mr. Bradley is entitled to receive a supplemental retirement benefit that is generally based on the accrual balance prior to the date of termination of employment. The accrual balance is not a trust fund and it is solely a device for measuring amounts to be paid under the agreement. As of September 30, 2015, the accrual balance is approximately $214,000 and Home Savings Bank may accrue additional amounts in the future. The supplemental retirement benefit is generally payable after termination of employment on or after age 65. If Mr. Bradley terminates employment on or after age 60 but prior to age 65, the executive will be entitled to a reduced benefit. The agreement also provides for a benefit in the event of the executive’s death or disability. Home Savings Bank has also entered into a Salary Continuation Agreement with a second executive officer.

401(k) Plan. Home Savings Bank maintains the Home Savings Bank 401(k) Plan. Employees who have attained age 21 and completed three months of employment are eligible to participate in the 401(k) Plan. Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2015, the salary deferral contribution limit is $18,000, provided, however, that a participant over age 50 may contribute an additional $6,000, for a total contribution of $24,000. In addition to salary deferral contributions, Home Savings Bank may make matching contributions and profit sharing contributions. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of his or her termination of employment with Home Savings Bank.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options, including the common stock of Home Bancorp Wisconsin, Inc. through the Home Bancorp Wisconsin, Inc. Stock Fund.

Employee Stock Ownership Plan. In connection with the conversion, which was completed on April 23, 2014, Home Savings Bank adopted an employee stock ownership plan for eligible employees. Eligible employees begin participation in the employee stock ownership plan on the later of the effective date of the conversion (April 23, 2014) or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 71,935 shares of common stock in our stock offering. The employee stock ownership plan funded its stock purchase with a loan from Home Bancorp Wisconsin, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Home Savings Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the 25-year term of the loan. The interest rate for the employee stock ownership plan loan bears interest at an adjustable rate equal to 3.25%, which was the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate adjusts annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Each participant will vest in his or her benefit at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service.

However, each participant who was employed by Home Savings Bank prior to the offering will receive credit for vesting purposes for years of service prior to the adoption of the employee stock ownership plan. A participant also will become fully vested automatically in his or her benefit upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, a participant will receive a distribution from the employee stock ownership plan upon separation from service.

The employee stock ownership plan permits a participant to direct the trustee as to how to vote the shares of common stock allocated to his or her account. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Director Compensation

The following table sets forth for the year ended September 30, 2015 certain information as to the total remuneration we paid to our directors other than James R. Bradley. Information with respect to director fees paid to James R. Bradley is included above in “Executive Officer Compensation – Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Total ($)
George E. Austin	11,700	11,700
Mark P. Finster	11,100	11,100
Lynn K. Hobbie	11,100	11,100
Richard M. Lynch	10,975	10,975

Director Fees

Independent directors receive an annual retainer of $2,400, and independent directors who serve on the board loan committee will receive an annual retainer of $3,000. In addition, each individual who serves as a director of Home Savings Bank earns fees for board meetings attended. For the year ended September 30, 2015, each director was paid a fee of $725 for each board meeting attended.

Each person who serves as a director of Home Bancorp Wisconsin, Inc. also serves as a director of Home Savings Bank and earns director, retainer and committee fees only in his or her capacity as a board or committee member of Home Savings Bank.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Home Bancorp Wisconsin, Inc. has approved the engagement of Wipfli LLP to be our independent registered public accounting firm for the fiscal year ending September 30, 2016, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Wipfli LLP for the fiscal year ending September 30, 2016. A representative of Wipfli LLP is expected to attend the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Wipfli LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Home Bancorp Wisconsin, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wipfli LLP during the years ended September 30, 2015 and September 30, 2014.

	Year Ended September 30, 2015	Year Ended September 30, 2014

Audit Fees	$77,000	$117,000
Audit-Related Fees	$—	$3,000
Tax Fees	$9,000	$10,000
All Other Fees	$32,000	$3,000

Audit Fees. The aggregate fees billed to us for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements were $77,000 and $63,000 during the years ended September 30, 2015 and 2014, respectively, and an additional $54,000 during the year ended September 30, 2014 related to the mutual-to-stock conversion of Home Savings Bank.

Audit Related Fees. The aggregate fees billed to us for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above were $0 and $3,000 during the years ended September 30, 2015 and 2014, respectively.

Tax Fees. The aggregate fees billed to us for professional services rendered for tax preparation, tax consultation and tax compliance were $9,000 and $10,000 during the years ended September 30, 2015 and 2014, respectively.

All Other Fees. The aggregate fees billed to us for all other professional services not described above totaled $32,000 and $3,000 for the years ended September 30, 2015 and 2014, respectively.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended September 30, 2015, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

The Board of Directors recommends a vote “FOR” the ratification of Wipfli LLP as independent registered public accounting firm for the year ending September 30, 2016.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2017 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Home Bancorp Wisconsin, Inc.’s executive office, 3762 East Washington Avenue, Madison, Wisconsin 53704, no later than September 17, 2016, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2017 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be considered at our 2017 Annual Meeting of Stockholders, but not included in proxy materials, a stockholder proposal to take action at such meeting or a director nomination must be delivered or mailed to and received by the Secretary at our executive office notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Home Bancorp Wisconsin, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Home Bancorp Wisconsin, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

A notice with respect to director nominations must include (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Home Bancorp Wisconsin, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws or Home Bancorp Wisconsin, Inc.; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the books of Home Bancorp Wisconsin, Inc., and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Home Bancorp Wisconsin, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Home Bancorp Wisconsin, Inc. Home Bancorp Wisconsin, Inc. will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Home Bancorp Wisconsin, Inc. may solicit proxies personally or by telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

Deborah Fox-Schroeder
Corporate Secretary

Madison, Wisconsin

January 15, 2016

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 23, 2016.

Vote by Internet • Go to www.investorvote.com/HWIS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” each of the listed proposals.

1.	The election of George E. Austin and Richard M. Lynch, to serve for a three-year term:

		For	Withhold		For	Withhold
	01 - George E. Austin	☐	☐	02 - Richard M. Lynch	☐	☐	+

		For	Against	Abstain

2.	The ratification of the appointment of Wipfli LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2016.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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¢	1 U P X	+

02891C

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

HOME BANCORP WISCONSIN, INC.’S PROXY STATEMENT, INCLUDING THE

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND THE 2015 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT www.envisionreports.com/HWIS.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — HOME BANCORP WISCONSIN, INC.

ANNUAL MEETING OF STOCKHOLDERS — February 23, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Crowne Plaza Madison located at 4402 East Washington Ave, Madison, Wisconsin 53704 on February 23, 2016, at 2:00 p.m., local time, and all adjournments of the annual meeting. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1 AND PROPOSAL 2 LISTED ON THE REVERSE SIDE OF THIS CARD. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Each stockholder, whether he or she plans to attend the Annual Meeting, is requested to sign, date and return the proxy card without delay in the enclosed postage-paid envelope. Any proxy given by the stockholder maybe revoked at any time before it is exercised. This proxy may be revoked by sending written notice to the Secretary of Home Bancorp Wisconsin, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, by voting again by internet or by telephone or by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the meeting and voting in person. Should the undersigned be present and elect to vote in person at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of Home Bancorp Wisconsin, Inc. at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 15, 2016 and the 2015 Annual Report to Stockholders.

Please complete and date this proxy and return it promptly in the enclosed postage prepaid envelope.